UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2026

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective July 21, 2026, as approved and recommended by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”), in consultation with the independent compensation consultant of the Committee, as further approved by the Board, the Committee granted one-time special retention (1) equity awards (the “Awards”) to each of Ms. Jennifer M. Johnson, the Chief Executive Officer of the Company (“CEO”); Mr. Daniel Gamba, Co-President and Chief Commercial Officer of the Company; Mr. Terrence J. Murphy, Co-President and Head of Public Market Investments of the Company; and Matthew Nicholls, Co-President, Chief Financial Officer and Chief Operating Officer of the Company, and (2) allocations of carried interest (the “Carry Incentives”) to each of the CEO and Mr. Gregory E. Johnson, Executive Chairman and Chairman of the Board (“Executive Chairman”).

The Awards and Carry Incentives reflect the continued strong leadership of our CEO, Executive Chairman and the additional responsibilities of the recently promoted Co-Presidents. The Committee and the Board believe that retaining each member of the core leadership team is critical to the Company's continued success. In approving the Awards and Carry Incentives, the Committee and the Board also considered the competitive market for senior leadership talent across the financial services industry, particularly among traditional and alternative asset managers.

The Carry Incentives are additionally intended to further align the compensation of both the CEO and Executive Chairman to the continued evolution and performance of the Company’s private markets and alternative strategy platforms and creation of long-term shareholder value. The Company has made significant and ongoing efforts and investments to develop its private markets and alternative strategy platforms to better serve clients, reflecting their strategic importance and significance to investors.

Special Equity Awards

The Awards are 100% equity-based, with half tied to financial performance based on average operating margin metrics and a relative total shareholder return modifier, designed to reinforce the team's accountability for delivering strong financial performance and sustained stockholder returns over the next three years and to provide critical stability of leadership for the Company over at least the next five years.

Each Award has a grant date fair value of approximately USD $15 million as determined and approved by the Committee, and is comprised of (i) 50% performance stock units (“PSUs”) subject to a three-year cliff vesting performance period covering the Company’s fiscal years ending September 30, 2027 to 2029 that are eligible to vest and convert to shares of common stock of the Company (“Stock”) as of December 1, 2029, subject to a potential payout range of 0% to 187.5% of the PSU portion of the Awards based on achievement of the applicable performance metrics and modifier, and (ii) 50% time-based restricted stock units (“RSUs”) subject to a five-year cliff vesting period that are eligible to vest and convert to shares of Stock as of August 31, 2031. The Awards are not eligible to vest based on retirement, and generally provide for forfeiture on termination except in limited circumstances consistent with our equity award program. The Awards are also subject to the Company’s restrictive covenants to equity award agreements and accounting restatement Executive Compensation Clawback Policy. The aggregate number of PSUs and RSUs issued on the grant date was determined by dividing the Award grant value by the closing price per share of the Company’s Stock on the New York Stock Exchange on the grant date. These Awards are not part of the executives’ regular annual compensation and will not be awarded on a regular basis.

Carry Incentives

Pursuant to the Carry Incentive allocations, each of the CEO and Executive Chairman is entitled to receive a percentage of the carry distributions generated from a composite of certain of the Company’s flagship private markets and alternative strategy investment funds with strategic significance. The Company periodically utilizes carry-based incentive programs for certain senior employees and executives to provide at-risk and long-term performance incentives for private markets and alternative strategy growth.

The potential carry distributions from the Carry Incentives to the CEO and Executive Chairman, if any, are 100% at-risk based on the ultimate performance of the participating funds. Any such distributions require that investment returns of a participating fund exceed pre-specified performance hurdles over a defined term. The Carry Incentives do not provide any realizable value at grant, but rather the potential to realize future carry distributions based on the funds’ performance.

The following is a summary description of the material terms and conditions of the Carry Incentives:

Form of Carry Incentive	The Carry Incentive will be allocated through one or more vehicles holding the right to receive a portion of the carry distributions generated from the applicable participating private market and alternative strategy investment funds. The Carry Incentives will not include any value a participating fund may have accrued prior to the allocation of such incentive; it represents a percentage share of potential future value creation.
Vesting and Forfeiture	The Carry Incentives will be subject to a five-year vesting schedule beginning each year on the applicable annual allocation date, in each case with one-third eligible to vest in years three, four and five. Any unvested portion of the Carry Incentives will be forfeited upon any voluntary or involuntary termination of employment prior to vesting (with limited exceptions for certain pro-rata vesting on a termination due to death or disability).
Holdback and Clawback Provisions	Select investment funds may provide carry distributions prior to realization of their final assets, in which case the distributions will be subject to a potential clawback based on ultimate fund performance; in such cases, the Company may hold back a portion of any carry distributions generated from the participating funds for the purpose of satisfying any such potential return of capital obligations to fund investors.

The foregoing descriptions of the Awards and the Carry Incentives do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable Awards and Carry Incentives, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	July 23, 2026	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

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